                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Globix Corporation
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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

                                139 CENTRE STREET
                            NEW YORK, NEW YORK 10013

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2001

To: The Shareholders of Globix Corporation

      NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of GLOBIX CORPORATION (the "Company"), a Delaware corporation, will be held at the offices of the Company at 139 Centre Street, New York, New York 10013 on Thursday, April 26, 2001, at 9:00 a.m., local time, for the following purposes:

      1. To elect nine directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

      2. To consider and act upon a proposal to approve the Company's 2001 Stock Option Plan;

      3. To consider and act upon a proposal to ratify the Company's 2001 Restricted Stock Plan;

      4. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2001; and

      5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on March 15, 2001 as the record date for the meeting. Only holders of shares of record at that time will be entitled to notice of and to vote at the 2001 Annual Meeting of Shareholders or any adjournments thereof.

                       By order of the Board of Directors.

                       /s/ Marc H. Bell

                       Marc H. Bell
                       Chairman of the Board

New York, New York
March 21, 2001

                                    IMPORTANT
      If you cannot personally attend the meeting, it is requested that you indicate your vote on the issues included on the enclosed proxy and date, sign and mail it in the enclosed return envelope.

                               GLOBIX CORPORATION
                   139 CENTRE STREET, NEW YORK, NEW YORK 10013

                                -----------------

                                 PROXY STATEMENT
                                       FOR
                       2001 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 26, 2001

                                -----------------

                                                                  March 21, 2001

      The enclosed proxy is solicited by the Board of Directors of Globix Corporation, a Delaware corporation (the "Company"), in connection with the 2001 Annual Meeting of Shareholders to be held at the offices of the Company at 139 Centre Street, New York, New York 10013 on Thursday, April 26, 2001 at 9:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, the persons named in the proxy will vote the proxy:

      o FOR the election as directors of the nine nominees listed below to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified;

      o     FOR the approval of the Company's 2001 Stock Option Plan;

      o     FOR the ratification of the Company's 2001 Restricted Stock Plan;

      o FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2001; and

      o In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.

      The record date with respect to this solicitation is the close of business on March 15, 2001 and only shareholders of record at that time will be entitled to vote at the meeting.

      The principal executive office of the Company is 139 Centre Street, New York, New York 10013, and its telephone number is (212) 334-8500. The shares represented by all validly executed proxies received in time to be taken to the Annual Meeting, and not previously revoked, will be voted at the Annual Meeting. A proxy may be revoked by the shareholder at any time prior to its being voted. This proxy statement and the accompanying proxy were mailed to you on or about March 26, 2001.

                             RECORD DATE AND QUORUM

      The close of business on March 15, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. The number of outstanding common shares, par value $.01 per share, entitled to vote at the Annual Meeting is 41,826,629. Each common share is entitled to one vote. The number of outstanding preferred shares, par value $.01 per share, entitled to vote at the Annual Meeting is 81,501. Each preferred share is entitled to 100 votes, an amount equal to the number of common shares issuable upon conversion of a preferred share. Holders of record of preferred shares may vote on all matters that the holders of common stock are entitled to vote upon, except that with respect to the election of Directors of the Company, the shares of preferred stock shall automatically be voted in the same proportion as the votes of the common stock. All common share numbers and share prices reflect the two-for-one stock split which was paid on December 30, 1999 and the two-for-one stock split which was paid on January 31, 2000. The presence in person or by proxy at the Annual Meeting of the holders of one-third of the votes entitled to be cast at the Annual Meeting shall constitute a quorum. There is no cumulative voting.

                                  REQUIRED VOTE

      Assuming the presence of a quorum at the Annual Meeting:

      o the affirmative vote of a plurality of the votes cast at the meeting is required for the election as directors of the nine nominees listed below;

      o the affirmative vote of a majority of the votes cast at the meeting is required:

            o     to approve the Company's 2001 Stock Option Plan;

            o     to ratify the Company's 2001 Restricted Stock Plan; and

            o to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

      Votes shall be counted by one or more employees of the Company's Transfer Agent who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting to determine a quorum, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      The nine persons named below, all of whom are currently members of the Board of Directors, have been nominated for re-election to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified. Mr. Tsuyoshi Shiraishi, a director since July 1994, is not seeking reelection to the Board of Directors.

      Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy.

                                                        DIRECTOR
NAME AND AGE              POSITION WITH THE COMPANY     SINCE
------------              -------------------------     -----

Marc H. Bell, 33          Chairman, Chief Executive     1989
                          Officer,
                          President & Director

Lord  St. John, 43        Vice President & Director     1997

Robert B. Bell, 61        Director                      1994

Martin Fox, 65            Director                      1995

Jack D. Furst, 41         Director                      1999

Michael J. Levitt, 42     Director                      1999

Sid Paterson, 60          Director                      1998

Harshad Shah, 59          Director                      2000

Dr. Richard Videbeck, 77  Director                      1995

      Marc H. Bell, has been the President and Chief Executive Officer since he founded Globix in 1989. He has appeared on numerous television broadcasts and has been quoted in national publications regarding Internet-related topics. He has a Bachelor of Science degree in accounting from Babson College and an M.S. degree in real estate finance from New York University. Mr. Bell is the son of Robert B. Bell.

      Anthony St. John, Lord St. John of Bletso, Vice President, Business Development has been a director of Globix since October 1997. In September 1999, Lord St. John became Globix's Vice President, Business Development. Since 1978, Lord St. John has served as a sitting member of the House of Lords of the Parliament of the United Kingdom and an Extra Lord-in-Waiting to Her Majesty the Queen. He is also a member of The House of Lords' European Union Sub-Committee on Economic and Financial Affairs, Trade and External Relations. Since 1993, he has served as a consultant to Merrill Lynch and is a Registered Representative of the London Stock Exchange. Lord St. John is also a director of Globix's U.K. subsidiary and serves as its Director of Business Development. He received his Bachelor of Arts and Bachelor of Science degrees from Capetown University and Bachelor of Laws from the University of South Africa and a Masters of Law from the London School of Economics.

      Robert B. Bell, has been a Director of Globix since 1994. Prior to that he served for more than five years as Executive Vice President of Globix. Until recently, Mr. Bell served as Director of International Affairs. He also served as Chief Financial Officer from 1994 through September 1999. Mr. Bell spent three years at Coopers & Lybrand. Thereafter, he was a practicing attorney in New York City at the firm of Bell, Kalnick, Beckman, Klee and Green, which Mr. Bell founded in the early 1970s, and specialized in taxation, investments and international real estate joint ventures. He is the author of Joint Ventures in Real Estate published by John Wiley & Sons. Prior to 1994, Mr. Bell was for many years an Adjunct Professor at New York University. He has a Bachelor of Science degree from New York University and a J.D. degree from the University of California at Berkeley. Mr. Bell is the father of Marc H. Bell.

      Martin Fox, has been a director of Globix since October 1995. Mr. Fox has been, for more than five years, the President, Chief Executive Officer, and a director of Initio, Inc., a publicly owned company, which has been an electronic commerce and catalogue specialty retailer of consumer products.

      Jack D. Furst, has been a director of Globix since December 1999. Mr. Furst has been a partner of Hicks, Muse, Tate & Furst Incorporated since 1989. Mr. Furst serves as a director of American Tower Corporation, Cooperative Computing, Inc., Hedstrom Holdings, Inc., Home Interiors & Gifts, Inc., International Wire Group, Inc., LLS Corp., Triton Energy Limited and Viasystems, Inc. Mr. Furst received his B.S. degree from the College of Business Administration at Arizona State University and his M.B.A. from the Graduate School of Business at the University of Texas.

      Michael J. Levitt, has been a director of Globix since December 1999. Mr. Levitt has been a partner of Hicks, Muse, Tate & Furst Incorporated since 1996. From 1993 through 1995, Mr. Levitt was a Managing Director and Deputy Head of Investment Banking with Smith Barney Inc. Mr. Levitt serves as a director of AMFM Inc., Awards.com, El Sitio, Inc., G.H. Mumm/Perrier/Jouet, Grupo MVS, S.A. de C.V., Ibero-American Media Partners II Ltd., International Home Foods, Inc., Regal Cinemas, Inc., RCN Corporation and STC Broadcasting, Inc. Mr. Levitt attended the University of Michigan, from which he received his B.B.A. and J.D.

      Sid Paterson, has been a director of Globix since February 1998. He has been President and Chief Executive Officer of Sid Paterson Advertising Inc. for more than five years.

      Harshad Shah, has been a director of Globix since April 2000. Mr. Shah has been involved in real estate investment and development since 1982. Mr. Shah has been President of Leyland Equities Corp. since December 1995. From 1982 to 1985, Mr. Shah was President of Crescent Equities, Inc. From 1970 to 1982 he was a Vice President of Manufactures Hanover Trust Company (now Chase Manhattan Bank). Mr. Shah attended the Elphinstone College in Bombay, India where he received a B.A. in Economics and the Indian Institute of Management where he received a Masters Degree in Business Administration.

      Dr. Richard Videbeck, has been a director of Globix since October 1995. Since 1983, Dr. Videbeck has been an independent consultant in consumer risk analysis, particularly for retailers and banks. From 1974 until 1986, he was a Professor of Sociology at the University of Illinois at Chicago. From 1974 until 1977, Dr. Videbeck was the Dean of the Doctor of Arts Program of the Graduate College of the University of Illinois at Chicago.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.

      The Board of Directors of the Company met 10 times during the fiscal year, which ended on September 30, 2000. None of the directors standing for re-election have attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which he serves, except Messrs. Furst and Levitt.

      The Company's Audit Committee consists of Messrs. Fox, Furst and Levitt and Dr. Videbeck and has the obligations specified in the Audit Committee Charter (attached hereto as Appendix A).

Report of the Audit Committee

      The following shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

      The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. With respect to the audit of the fiscal year ended September 30, 2000, the Audit Committee met three times. The initial meeting occurred prior to the year-end when the Audit Committee met with representatives of management and of the Company's independent auditors, Arthur Anderson LLP, to receive, review and accept the plan for the year-end audit. Subsequently, the Audit Committee met twice more to review the fiscal year financial results and the Company's audited consolidated financial statements.

      In the course of these meetings, the Audit Committee discussed with the Company's independent auditors those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, "Communication with Audit Committees," by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, as amended, "Independence Discussions with Audit Committee," by the Independence Standards Board and have considered the compatibility of nonaudit services with the auditor's independence.

      In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000.

                                                   Audit Committee
                                                      Martin Fox
                                                      Jack Furst
                                                      Michael Levitt
                                                      Richard Videbeck

Fiscal 2000 Audit Firm Fee Summary

During the fiscal year ended September 30, 2000, audit fees were $210,000 and all other fees to Arthur Anderson LLP were $305,000, including fees for audit related services of $244,000 and nonaudit services of $61,000. Audit related services include fees for benefit plan and certain subsidiary audits, SEC registration statements, business acquisitions and accounting consultations.

Compensation Committee Interlock and Insider Participation

      The Compensation Committee of the Globix Board consists of Messrs. Fox, Levitt, Paterson and Shah. There is no insider participation on the Compensation Committee.

Report of the Compensation Committee on Executive Compensation

      The following shall not be deemed to be "soliciting material" or to be "filed" with the Commission nor shall such information be incorporated by reference into any future filing of the Company under the Securities Act of 1933 or the Exchange Act of 1934.

      The duties of the Compensation Committee include approval of salary and other compensation arrangements for the Company's executive officers. No member of the Compensation Committee is a current or former officer or employee of the Company.

      The Company has established a compensation philosophy around the principle of having compensation reflect and reinforce the Company's strategic and operational goals and enhance long-term shareholder value. The Company's philosophy is to:

      o Set compensation levels to attract, retain, reward and motivate executive officers and employees;

      o     Align compensation with business objectives and performance;

      o Position compensation to reflect the individual's performance as well as the level of responsibility, skill and strategic value of the employee; and

      o Recognize the evolving organizational structure of the Company and directly motivate executives to accomplish results within their spheres of influence as well as foster a Company-wide team spirit.

      The Company attempts to target its compensation programs to provide compensation opportunities that are perceived by its officers and employees to justify continued service to the Company.

Executive Officer Compensation

      Compensation decisions for the fiscal year ended September 30, 2000 were based on the following considerations:

      o Existing contractual compensation considerations with three senior executive officers;

      o Compensation opportunities perceived to be necessary to retain executive officers;

      o The importance of the executives to the Company's current and future success;

      o The significance of the executive's compensation cost relative to its impact on the Company's financial success over the next few years; and

      o The maintenance, where practical, of internal compensation relationships that provide rationale and flexibility in organizational staffing.

Chief Executive Officer Compensation

      Marc H. Bell's compensation is stipulated by the terms of his employment agreement. For fiscal year 2000, Mr. Bell received a base salary of $367,500 and an annual bonus of $831,125. Mr. Bell's bonus is determined by multiplying by 10,000 the increase in the market price of the Company's common stock on June 30 of the then current fiscal year over the highest market price of the Company's common stock on any preceding July 1 during the term of the employment agreement. The Committee believes that this bonus structure incentivizes long-term Company growth and stock performance.

                                             Compensation Committee
                                                Martin Fox
                                                Michael Levitt
                                                Sid Paterson
                                                Harshad Shah

      The Company does not have a nominating committee or any other committees.

                            OTHER EXECUTIVE OFFICERS

      Alfred G. Binford, Senior Vice President and President-Network Services Group, joined Globix in October 2000. Prior to joining Globix, Mr. Binford was Senior Vice President of Broadcast Services of its Real Broadcast Network Division of RealNetworks Inc. from April 2000 to September 2000 Mr. Binford also served as Senior Vice President and Chief Marketing Officer of Intermedia Communications, the parent of Digex Corporation from March 1999 to April 2000. Prior to that he was President and Chief Executive Officer of Verizon Long Distance where he was employed since September 1994.

      Peter L. Herzig, Senior Vice President and Chief Operating Officer-Application Services Group, joined Globix in October 2000. Prior to joining Globix, Mr. Herzig was Executive Vice President and Chief Financial Officer at iWon.com, from March 2000 to October 2000, where his responsibilities included managing iWon's relationship with Globix. Previously, Mr. Herzig was a Senior Managing Director and Head of Global Capital Markets Services for Bear, Stearns & Co., from 1998 to March 2000, where he provided strategic capital-structure advisory services to a broad spectrum of domestic and international clients, including many new media technology companies experiencing growth with the expansion of the Internet. Prior to that he was employed by Goldman Sachs since 1989.

      Marc Jaffe, Senior Vice President, Chief Operating Officer -Field Operations, joined Globix in January 1995. Prior to joining Globix, Mr. Jaffe was a department manager at Sid Paterson Advertising Inc. in New York City, which he joined in 1989. Mr. Jaffe graduated from Colgate University, where he received a Bachelor of Arts degree.

      Anthony L. Previte, Senior Vice President, Chief Technology Officer, joined Globix in October 1998. From July 1991 to October 1998, Mr. Previte was the Vice President, Special Projects for Emcor Group, Inc., a publicly traded electrical and mechanical engineering and construction firm. While at Emcor Group, Mr. Previte was involved in the design and construction of over one million square feet of secure data center facilities for companies such as Prudential Securities, Morgan Stanley and Nomura Securities. Mr. Previte has a degree in aerospace engineering from Polytechnic Institute of New York.

      Brian L. Reach, Senior Vice President, Chief Financial Officer, joined Globix in September 1999. From May 1997 to August 1999, Mr. Reach was the Chief Financial Officer of IPC Communications, a provider of integrated telecommunications equipment and services to the financial industry. During his tenure at IPC, Mr. Reach successfully guided IPC through its leveraged recapitalization and financially restructured IPC enabling it to invest in strategic acquisitions and next generation technologies. Prior to IPC, Mr. Reach was the Chief Financial Officer of Celadon Group, Inc. and Cantel Industries, Inc. Mr. Reach is a certified public accountant and received his Bachelor of Science degree in accounting from the University of Scranton.

                               OTHER KEY EMPLOYEES

      Paul L. Bonington, Vice President, Marketing, joined Globix in May 1999. From August 1994 to February 1999, Mr. Bonington was an executive with Mecklermedia Corporation, a producer of Internet publications, trade shows and web sites. In 1998, he was named Mecklermedia's Senior Vice President of Strategic Planning and Marketing. From 1994 to 1997, Mr. Bonington headed Mecklermedia's print division as publisher of Internet World magazine, and later as Senior Vice President/Group Publisher following the launch of Web Week, Web Developer and Internet Shopper magazines. Mr. Bonington has a Bachelor of Science degree in business economics from the State University of New York, Oneonta.

      Shawn P. Brosnan, Vice President and Corporate Controller, joined Globix in November 1999. Prior to joining Globix, Mr. Brosnan spent over 15 years with Ernst & Young. During his tenure at Ernst & Young, he was a business advisor with extensive experience in the areas of accounting, finance, financial reporting, mergers and acquisitions and process improvement. Mr. Brosnan is a certified public accountant and received his Bachelor of Science degree in accounting from Providence College.

      Alan Patrick, Vice President, Corporate Development, joined Globix in May 2000. Prior to joining Globix, Mr. Patrick was head of Strategy & Business Development for Hosting & ASP at British Telecom Plc since November 1996. Prior to that he was a consultant with McKinsey & Co since 1994. Mr. Patrick holds a BS and MS in Engineering from the University of the Witwatersrand in South Africa.

      Christopher D. Peckham, Vice President, Information Technology, rejoined Globix in February 1999. From August 1997 to February 1999, Mr. Peckham was Manager of Network Engineering for ICON, a national Internet service provider. From August 1995 through August 1997, Mr. Peckham served as Senior Systems and Networking Administrator for Globix. Mr. Peckham has Doctoral, Master and Bachelor of Science degrees in electrical engineering from the New Jersey Institute of Technology.

      Sheldon Reiter, Vice President, Real Estate, joined Globix in May 2000. Prior to joining Globix, Mr. Reiter was a practicing corporate and real estate attorney for 32 years, specializing in construction, development and financing of real property. He was a partner in Kalnick, Klee & Green and its predecessor firm. In addition, Mr. Reiter was a real estate developer of shopping centers, office buildings and hotels. Mr. Reiter was admitted to the New York Bar in 1967. He received his Bachelor's degree from New York University and a Juris Doctor degree from Brooklyn Law School.

      Richard Rose, Vice President, Business Development, joined Globix in May 2000. Prior to joining Globix, Mr. Rose was with British Telecom Plc from September 1995, working as a General Manager in its Outsourcing and Customized Solutions Division, where he led the successful negotiation and implementation to run the largest telecommunications outsourced contract in Europe. In May 1997, he joined the International M&A Development Group where he was responsible for managing a number of European fixed line and Internet and Multimedia transactions. He has a Masters Degree in Mathematics from London University.

                     COMPENSATION OF DIRECTORS AND OFFICERS

      The following Summary Compensation Table sets forth the compensation for the years ended September 30, 2000, 1999 and 1998 for Globix's Chief Executive Officer and its three most highly compensated executive officers (other than the Chief Executive Officer) and a former executive officer whose cash compensation exceeded $100,000 in the year ended September 30, 2000 (collectively referred to as the named executive officers):

                                         Summary Compensation Table
                                                                                              Long-Term
                                                                                             Compensation
                                                        Annual Compensation                     Awards
                                                        -------------------                     ------
                                                                               Other          Securities
                                                                               Annual         Underlying
Name and Position                Year        Salary ($)       Bonus ($)     Compensation($)   Options (#)
-----------------                ----        ----------       ---------     ------------    -------------
Marc H. Bell .................   2000           367,500         831,125              --                --
  President and Chief            1999           350,000         331,875              --         4,788,244
  Executive Officer              1998           250,000              --              --           846,000

Robert B. Bell ...............   2000           275,000              --              --            50,000
  Former Executive               1999           240,625              --              --                --
  Vice President                 1998           151,042              --              --           120,000

Marc Jaffe ...................   2000           250,000              --              --                --
  Senior Vice President, Chief   1999           215,685              --              --           480,000
  Operating Officer              1998           133,250              --              --           200,000

Anthony L. Previte ...........   2000           200,000              --              --                --
  Senior Vice President, Chief   1999           141,585              --              --           400,000
  Technology Officer

Brian L. Reach ...............   2000           250,000          50,000              --                --
  Senior Vice President, Chief   1999            20,000              --              --           400,000
  Financial Officer

Effective July 2000, Mr. Robert B. Bell became Director of International Affairs and ceased to be an executive officer of Globix.

Mr. Previte joined Globix in October 1998 and Mr. Reach joined Globix in September 1999.

      Option Grants in Last Fiscal Year

   The following table summarizes options granted during the year ended September 30, 2000 to the named executive officers:

                                               Individual Grants
                                               -----------------
                                            % of
                                            Total                                          Potential Realizable
                                           Options                                          Value at Assumed
                            Number of      Granted                                         Annual Rates of Stock
                           Securities        to                                             Price Appreciation
                           Underlying     Employees                                         for Option Term ($)
                             Options      in Fiscal      Exercise     Expiration            -------------------
Name                         Granted         Year        Price ($)       Date              5%           10%
----                         -------         ----        ---------       ----              --           ---
Marc H. Bell ............        --            --            --              --              --              --
Robert B. Bell ..........    40,000           2.1          8.86         11/1/09         577,280         919,222
                             10,000           0.5         29.19          4/4/10         475,474         757,113
Marc Jaffe ..............        --            --            --              --              --              --
Brian L. Reach ..........        --            --            --              --              --              --
Anthony L. Previte ......        --            --            --              --              --              --

      The options on the preceding table have been granted pursuant to Globix's 2000 and 1999 Stock Option Plans and vest on the first anniversary of the date of the grant. During the year ended September 30, 2000, Globix granted employees options to purchase 1,863,550 shares of common stock under the 1998, 1999 and 2000 Stock Option Plans.

      The amounts shown as potential realizable value represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Globix's estimate or projection of Globix's future common stock prices. These amounts represent certain assumed rates of appreciation in the value of Globix's common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock. The amounts reflected in the table may not necessarily be achieved.

Option Exercises and Fiscal Year-End Option Values

      The following named executive officers exercised options during the fiscal year ended September 30, 2000:

      Mr. Robert B. Bell exercised options to purchase 480,000 shares, at prices ranging from $18.88 to $26.53 per share, which resulted in realized value of $10,446,182.

      Mr. Marc Jaffe exercised options to purchase 180,000 shares, at prices ranging from $9.99 to $55.81 per share, which resulted in realized value of $3,366,771.

      The following table shows the number of shares covered by both exercisable and unexercisable stock options held by the named executive officers as of the year ended September 30, 2000, and the values for exercisable and unexercisable options. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. This calculation is based on the fair market value at September 30, 2000 of $23.38 per share, less the exercise price.

                          Fiscal Year-End Option Values

                                  Number of                      Value of Unexercised
                            Securities Underlying               In-the-Money Options at
                            Unexercised Options at                September 30, 2000
                              September 30, 2000                           ($)
                              ------------------                           ---
Name                     Exercisable   Unexercisable       Exercisable       Unexercisable
----                     -----------   -------------       -----------       -------------
Marc H. Bell ..........    5,467,444         166,800         87,705,242         3,600,712
Robert B. Bell ........           --          50,000                 --           522,450
Marc Jaffe ............      116,000         504,000          1,534,812         2,655,000
Anthony L. Previte ....       80,000         320,000            987,399           655,597
Brian L. Reach ........       80,000         320,000            914,960         3,659,840

                            COMPENSATION OF DIRECTORS

      Each director of Globix, who beneficially owns less than five percent of the Company's stock, is granted upon election or re-election at the annual meeting of stockholders, options to purchase 10,000 shares of common stock. These options are exercisable in full beginning 12 months after the date of grant, have a ten-year term, and are exercisable at fair market value on the date of the grant. Effective April 4, 2000, Globix implemented a cash compensation program pursuant to which its directors who are not also officers of or employed by Globix or any of its majority-owned subsidiaries, will receive fees of $2,000 for personal attendance or $500 for telephonic attendance at board meeting and $1,250 for personal attendance or $250 for telephonic attendance at committee meetings. In addition, at the discretion of the Board of Directors, directors may be reimbursed for reasonable travel expenses in attending Board and committee meetings.

      Mr. Fox, Mr. Shiraishi, Dr. Videbeck and Mr. Paterson each received option grants for 40,000 shares of common stock at a price of $11.69 per share on October 1, 1999. On December 3, 1999, Messrs. Furst and Levitt each received options to purchase a total of 40,000 shares of common stock at a price of $10.53 per share, the fair market value on that date. On April 4, 2000, each Director other than Mr. Marc H. Bell, received option grants for 10,000 shares of common stock at a price of $29.1875 per share.

                     EMPLOYMENT CONTRACTS AND TERMINATION OF
                  EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

      Marc H. Bell. Effective June 1, 1998, Globix entered into a seven year employment agreement with Mr. Marc H. Bell. Under this agreement his base salary for fiscal year 2000 was $367,500, which increases annually at the rate of five percent. In addition, Mr. Bell receives an annual bonus equal to ten thousand times the increase, if any, of the market price per share of Globix's common stock on each June 30 over the highest per share market price of Globix's common stock on any preceding July 1 during the term of the agreement. During the years ended September 30, 2000 and 1999 Mr. Bell received bonuses of approximately $831,125 and $331,875, respectively, under this provision of the employment agreement. The employment agreement also provides that he may require Globix to lend him up to a total of $155,000. Any loan taken thereunder will mature five years after the date made and bear interest at the rate of eight percent per annum. However, the interest accruing during the first two years is not payable until the end of such two-year period. At September 30, 2000 and 1999, Mr. Bell had no outstanding borrowings under such loan arrangement.

      Pursuant to the terms of the employment agreement, as amended, Mr. Bell is also entitled to stock option grants to purchase shares of common stock. The term of such option is ten years from the date of grant. During the years ended September 30, 2000, 1999 and 1998 Mr. Bell was granted options to purchase shares of common stock totaling 0, 4,096,580 and 691,664, respectively, under this agreement.

      Robert B. Bell. Globix and Robert B. Bell are parties to an employment agreement, dated as of July 21, 1999 which expires on March 31, 2002. The employment agreement provided for a base salary of $275,000 per year, increasing annually at the rate of 5.0% per year starting October 1, 2000.

      Pursuant to the terms of the employment agreement, Globix has established a deferred compensation plan in the form of an irrevocable trust which Globix funds to the extent of $250,000 for each fiscal quarter commencing with the quarter ended March 31, 1999, until the total amount held in the trust reaches $3.0 million. Under an amendment to the employment agreement, dated as of March 21, 2001, Mr. Bell will be entitled to receive payments of $20,000 per month from the trust commencing on April 1, 2001, subject to annual increases for cost of living adjustments. Upon Mr. Bell's death, the payments from the trust shall be reduced by fifty percent and this reduced amount shall be paid to Mr. Bell's designee for a period of two years.

      Under the amendment to Mr. Bell's employment agreement, commencing April 1, 2001, Mr. Bell's shall become a part-time employee and consultant until June 4, 2004 unless earlier terminated by mutual agreement. Mr. Bell's salary during this period shall be $3,000 per month.

      Alfred G. Binford. Mr. Binford accepted employment with Globix pursuant to the terms of an employment offer letter dated August 31, 2000. The terms of the employment offer letter provide for a signing bonus of $60,000, a base salary of $225,000 per year and an annual performance bonus of up to $113,000, based upon mutually agreed criteria, payable after each fiscal year-end. In addition, Mr. Binford is entitled to receive stock options. In October 2000, Mr. Binford received stock options to purchase 100,000 shares of common stock at an exercise price of $23.31 per share, which vest ratably over five years. Globix has assured Mr. Binford a pre-tax in-the-money value of at least $2,000,000 for his exercisable stock options on or before the second anniversary of the grant date, provided that Mr. Binford's employment with Globix has not been terminated prior to such date by Globix for cause or by Mr. Binford for any reason. In the event of a shortfall, Globix, at its option, may pay the difference in cash or its common stock.

                                PERFORMANCE GRAPH

      The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed soliciting material or filed under such acts.

      The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for the Company, the NASDAQ Composite Stock Market Index (U.S.) and the Media General Internet Software and Services Index from the date of the Company's initial public offering on January 30, 1996 through September 30, 2000. Management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock performance.

                              [PERFORMANCE GRAPH]

       [The following was depicted as line chart in the printed material.]

                                                       Cumulative Total Return
                             1/30/96      9/30/96      9/30/97      9/30/98      9/30/99       9/30/00
                             -------      -------      -------      -------      -------       -------
Globix Corporation            $100.00      $110.16       $76.57       $78.13      $584.38      $1165.65
Nasdaq Stock Market
Index (U.S.)                  $100.00       $55.38       $42.76       $59.79      $214.82       $215.87
Media General
Internet Software and
Services Index                $100.00      $114.76      $155.98      $162.10      $262.24       $358.73

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 15, 2001:

      o each person or entity who is known by the Company to own beneficially 5% or more of the outstanding shares of common stock;

      o     each executive officer in office as of March 15, 2001;

      o     each director; and

      o     all executive officers and directors of the Company as a group.

The applicable percentage of ownership is based on 41,826,629 shares outstanding on March 15, 2001, as adjusted for applicable dilution. Unless otherwise indicated, the address for those listed below is c/o Globix Corporation, 139 Centre St., New York, NY 10013.

Executive Officers, Directors                            Number of Shares     Percent
and 5% Stockholders:                                    Beneficially Owned    of Class
--------------------                                    ------------------    --------

Marc H. Bell............................................... 7,682,835            16.7
Robert B. Bell.............................................    75,000               *
Marc Jaffe.................................................   432,404             1.0
Anthony L. Previte.........................................   268,000               *
Brian L. Reach.............................................   290,000               *
Alfred Binford.............................................    50,000               *
Peter Herzig...............................................         0              --
Lord St. John..............................................   119,000               *
  c/o Globix Ltd.,
  80-110 New Oxford St.
  London WC1A 1HB
Martin Fox.................................................   125,000               *
  10 Henry Street
  Teterboro, NJ 07608
Jack D. Furst..............................................    75,000               *
  200 Crescent Court
  Dallas, Texas 75201
Michael J. Levitt..........................................    75,000               *
  200 Crescent Court
  Dallas, Texas 75201
Sid Paterson...............................................   160,000               *
  99 Madison Avenue
  New York, NY 10016
Harshad Shah...............................................    15,300               *
  145 East 48th Street
  New York, New York 10017

Executive Officers, Directors                               Number of Shares     Percent
and 5% Stockholders:                                       Beneficially Owned    of Class
--------------------                                       ------------------    --------

Tsuyoshi Shiraishi.........................................     925,000             2.2
  Harpoon Holdings, Ltd.
  491 River Valley Road
  #14-03A Valley Point Office Tower
  Singapore 248373
Dr. Richard Videbeck.......................................     109,200               *
  3249 East Angler's Stream
  Avon Park, FL 33825
Thomas O. Hicks............................................   8,000,000            16.1
  200 Crescent Court
  Dallas, Texas 75201
HM4 Globix Qualified Fund, LLC.............................   7,264,400            14.8
  200 Crescent Court
  Dallas, Texas 75201
HMTF Equity Fund IV (1999), L.P............................   7,264,400            14.8
  200 Crescent Court
  Dallas, Texas 75201
HM4/GP (1999) Partners, L.P................................   7,315,900            14.9
  200 Crescent Court
  Dallas, Texas 75201
Hicks, Muse GP (1999) Partners IV, L.P.....................   7,613,200            15.4
  200 Crescent Court
  Dallas, Texas 75201
Hicks, Muse (1999) Fund IV, LLC............................   7,613,200            15.4
  200 Crescent Court
  Dallas, Texas 75201
Firsthand Capital Management, Inc.........................    5,163,000            12.3
Kevin Michael Landis
  125 South Market
  San Jose, California 95113
Janus Capital Corporation..................................   4,558,890            10.9
Janus Venture Fund
Thomas H. Bailey
  100 Fillmore Street
  Denver, CO 80206-4923

All executive officers and directors as a Group
(15 persons) ..............................................  10,401,739            22.2

*  Less than 1%

      Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days.

      The amount shown for Marc H. Bell includes 3,419,455 shares owned directly, including 2,048,290 shares subject to limitations on transfer and the Company's right to repurchase at par value, expiring with respect to 25% of such shares on each of December 27, 2001, 2002, 2003 and 2004 ("Restricted Shares"), and 4,263,380 stock options to purchase shares exercisable within 60 days and is based on a Schedule 13G filed on February 15, 2001.

      The amount shown for Robert B. Bell includes 25,000 Restricted Shares and 50,000 stock options to purchase shares exercisable within 60 days.

      The amount shown for Mr. Jaffe includes 240,000 Restricted Shares, 116,000 stock options to purchase shares exercisable within 60 days and 666 shares owned by Mr. Jaffe's minor child for which Mr. Jaffe disclaims beneficial ownership.

      The amount shown for Mr. Previte includes 180,000 Restricted Shares and 88,000 stock options to purchase shares exercisable within 60 days.

      The amount shown for Mr. Reach includes 200,000 Restricted Shares and 80,000 stock options to purchase shares exercisable within 60 days.

      The amount shown for Mr. Binford includes 50,000 Restricted Shares.

      The amount shown for Lord St. John includes 25,000 Restricted Shares, 82,000 stock options to purchase shares exercisable within 60 days and 12,000 shares held in trust for the benefit of Lord St. John's wife and children, for which Lord St. John disclaims beneficial ownership.

      The amount shown for Mr. Fox includes 25,000 Restricted Shares and 50,000 stock options to purchase shares exercisable within 60 days.

      The amount shown for Mr. Furst includes 25,000 Restricted Shares and 50,000 stock options to purchase shares exercisable within 60 days.

      The amount shown for Mr. Levitt includes 25,000 Restricted Shares and 50,000 stock options to purchase shares exercisable within 60 days.

      The amount shown for Mr. Paterson includes 25,000 Restricted Shares and 100,000 stock options to purchase shares exercisable within 60 days.

      The amount shown for Mr. Shiraishi includes 25,000 Restricted Shares, 50,000 stock options to purchase shares exercisable within 60 days and 850,000 shares held through a controlled entity, Harpoon Holdings, Ltd.

      The amount shown for Dr. Videbeck includes 25,000 Restricted Shares and 50,000 stock options to purchase shares exercisable within 60 days.

      The amount shown for Mr. Shah includes 5,000 Restricted Shares and 10,000 stock options to purchase shares exercisable within 60 days.

      The amounts shown for Thomas O. Hicks, HM4 Globix Qualified Fund, LLC, HMTF Equity Fund IV (1999), L.P., HM4/GP (1999) Partners, L.P., Hicks, Muse GP
(1999) Partners IV, L.P., and Hicks, Muse (1999) Fund IV, LLC are based upon Forms 4 filed by those persons on July 10, 2000. The amounts shown assume conversion to common stock of all Series A 7.5% Convertible Preferred Stock beneficially owned by such entities as of such date. The shares shown are subject to shared voting and investment power.

      Messrs. Furst and Levitt, each a director of Globix, were appointed to the Board of Directors on December 9, 1999 on behalf of the holders of the Series A 7.5% Convertible Preferred Stock.

      The amount shown for Firsthand Capital Management, Inc. and Kevin Michael Landis is based on a Schedule 13G jointly filed by such persons on February 13, 2001.

      The amount shown for Janus Capital Corporation, Janus Venture Fund and Thomas H. Bailey is as of December 31, 2000 and reported based upon Amendment No. 2 to a Schedule G jointly filed by such persons on February 15, 2001.

      The amount shown for all executive officers and directors as a group, include 5,039,380 stock options to purchase shares exercisable within 60 days.

                                 PROPOSAL NO. 2
                       APPROVAL OF 2001 STOCK OPTION PLAN

      There is being submitted to the shareholders for approval at the 2001 Annual Meeting, the Globix Corporation 2001 Stock Option Plan (the "2001 Plan") an incentive and non-qualified stock option plan which authorizes the issuance of up to 2,000,000 shares of the Company's voting common shares. The number of shares to be authorized for issuance under the proposed 2001 Plan is less than 5% of the total outstanding common shares as of the date hereof. The 2001 Plan was approved by the Board of Directors at a meeting held on January 23, 2001, subject to shareholder approval. If the 2001 Plan is approved, the 2,000,000 common shares being authorized will be used to grant options to employees, officers, directors and consultants of the Company.

      The Board of Directors believes that the Company and its shareholders have benefited from the grant of stock options in the past and that similar benefits will result from the adoption of the 2001 Plan. It is believed that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to the further growth and development of the Company and its subsidiaries because of the opportunity to acquire a proprietary interest in the Company on an attractive basis. The Company's current policy is to grant every full time employee an option to purchase shares of Common Stock.

      Except as expressly provided in the Plan, all stock options granted under the 2001 Plan will be exercisable at such time or times and in such installments, if any, as the Company's Compensation Committee or the Board of Directors may determine and expire no more than ten years from the date of grant. The term for options granted to 10% or greater shareholders will be no longer than five years to qualify as an incentive stock option. The exercise price of the stock option will be the fair market value of the Company's common shares on the date of grant and upon exercise must be paid for in cash, or in stock of the Company valued at its then fair market value. The exercise price of stock options granted to a holder of greater than 10% of the Company's common stock will be greater than or equal to 110% of the fair market value on the date of grant. If stock of the Company is used to exercise an option, such stock must have either (i) been owned by the optionee for more than six months prior to the date of exercise or (ii) have not been acquired, directly or indirectly, from the Company. The per share fair market value of the Company's shares at March 15, 2001 was $3.00. Options are non-transferable except by will or by the laws of descent and distribution, or as expressly authorized by the Compensation Committee or the Board of Directors. Notwithstanding the preceding sentence, any Director (who does not beneficially own more than 5% of the Company's stock) may transfer Stock Options, provided that (i) any such transfer shall be limited to such director's spouse, siblings, or direct lineal ancestors or descendants or to limited partnerships, trusts, closely held corporations for the benefit of such family members (the "Permitted Transferees"), (ii) that the Company shall have been provided written notice of any such transfer, and (iii) any such Permitted Transferee shall agree to be bound by the terms of the grant of the Option. Each option to be granted under the 2001 Plan will be evidenced by an agreement subject to the terms and conditions set forth above.

      Options granted under the 2001 Plan terminate on the date the optionee's relationship with the Company is terminated, unless extended for up to three months from the date of termination of the optionee's employment with the Company at the Compensation Committee's discretion, except if termination is by reason of death or disability. In such event the option terminates six months after the optionee's death or termination of employment by reason of disability.

      The Board of Directors has a limited right to modify or amend the 2001 Plan, which does not include the right to increase the number of shares which is available for the grant of options, except to adjust for stock splits and similar types of changes to the Company's capital structure.

      During the term of the 2001 Plan, the eligible employees of the Company will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of the common stock. This will dilute the equity interest of the other shareholders of the Company. The grant and exercise of the options also may affect the Company's ability to obtain additional capital during the term of any options.

      The 2001 Plan will be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee is comprised of Messrs. Fox, Levitt, Paterson and Shah. The Board of Directors is recommending the adoption of the 2001 Plan. The description of the proposed 2001 Plan set forth above is qualified in its entirety by reference to the text of the 2001 Plan as set forth in Exhibit A.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the Federal income tax treatment of the stock options, which may be granted under the 2001 Plan based upon the current provisions of the Internal Revenue Code.

      An option holder who exercises a non-qualified stock option will recognize taxable compensation at the date of exercise with respect to the difference between the fair market value of the option shares at exercise and the exercise price paid to purchase such shares. The Company is entitled to a corresponding deduction for such compensation. At such time as the option stock is sold, the option holder will recognize either short-term or long-term capital gain income (depending upon the length of time such stock has been held) with respect to the excess of the option stock sale price over the exercise price paid to purchase such shares.

      An option holder who exercises an incentive stock option will not realize any regular taxable income. At the date of exercise, the option holder may, depending on his or her personal tax situation, be subject to Alternative Minimum tax ("AMT") because the difference between the fair market value of the shares at exercise and the exercise price represents an AMT preference item.

      The tax consequences of a disposition of incentive stock option stock depends upon the length of time the stock has been held by the employee. If the employee holds the option stock for at least two years after the option is granted and one year after the exercise of the option, any gain realized on the sale is long-term capital gain. In order to receive long-term capital gain treatment, the employee must remain in the employ of the Company from the time the option is granted until three months before its exercise (twelve months in the event of termination due to the death or disability of the employee). The Company will not be entitled to a deduction in this instance.

      If the option stock is not held for the requisite holding period described above, a "disqualifying disposition" will occur. A disqualifying disposition results in the employee recognizing ordinary compensation income to the extent of the lesser of: (1) the fair market value of the option stock on the date of exercise less the option price ("the spread"), or (2) the amount realized on disposition of the option stock less the option price. The Company will be entitled to a deduction at this time for such ordinary compensation income. The option holder's basis in such shares will be the fair market value on the date of exercise.

      The exercise of an option through the exchange of common shares already owned by the option holder generally will not result in any taxable gain or loss on the unrealized appreciation of the shares so used and so long as the shares were held by the optionee for at least six months prior to exercise of the option and the Company will not realize any tax consequences.

      If an option holder transfers previously owned stock that was acquired other than by exercising incentive stock options to exercise a non-qualified option or an incentive stock option, this may be done in a manner that will not result in taxation up to the fair market value of the surrendered stock. This transaction is viewed as a tax-free exchange of stock in the same corporation up to an equal value of option stock. In this situation, there is no taxation to the option holder or to the Company on any appreciation in value of the previously held stock. However, if additional shares of option stock are received by the option holder, they are treated as taxable compensation for services includible in his or her gross income. The Company is entitled to a corresponding tax deduction for such compensation.

      If an employee transfers previously owned incentive stock option stock to exercise an incentive stock option, this may be done in a tax-free manner unless a disqualifying disposition of the previously owned incentive stock option shares transferred occurs. In the case of a disqualifying disposition of such previously owned incentive stock option shares, incentive stock option "pyramiding rules" apply whereby the post-acquisition gain in value of such shares is taxed to the employee as compensation. In addition, compensation is attributed to the employee to the extent of the spread at the acquisition date of such previous owned incentive stock option shares. The Company is entitled to a corresponding tax deduction for such compensation.

      For purposes of determining whether shares have been held for the long-term capital gain holding period, the holding period of shares received will generally include the holding period of shares surrendered only if the shares received have the same basis, in whole or in part, in the employee's hands as the shares surrendered.

      Whenever under the 2001 Plan shares are to be delivered upon exercise of a stock option, the Company shall be entitled to require as a condition of delivery that the option holder remit to the Company an amount sufficient to satisfy all Federal, state, and other governmental withholding tax requirements related thereto.

                                 PROPOSAL NO. 3
                   RATIFICATION OF 2001 RESTRICTED STOCK PLAN

      There is being submitted to the shareholders for ratification at the 2001 Annual Meeting, the Globix Corporation 2001 Restricted Stock Plan (the "Restricted Stock Plan"). The Board of Directors firmly believes that the Company's long-term interests are best advanced by aligning the interests of its key leaders and employees with the interests of its shareholders. Therefore, to attract and retain directors, executive officers and key employees of exceptional ability, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Company made by these individuals, on December 27, 2000, the Board of Directors adopted, subject to shareholder ratification, the Restricted Stock Plan. The Restricted Stock Plan is intended to supplement the Company's other stock incentive plans. The Board of Directors believes that the adoption and implementation of the Restricted Stock Plan is in the best interests of the Company and its shareholders and it is advisable to make additional shares available for restricted stock awards.

      A maximum of 3,063,490 shares of Common Stock, derived from authorized but unissued shares, would be available for award under the Restricted Stock Plan. In December 2000 the Board awarded Restricted Shares in this number subject to the Company's right to repurchase in the event of termination of employment or Directorship for $.01 per share which right expires to the extent of 25% per year commencing on the first anniversary of the date of award. Information with respect to specific restricted stock awards can be found under "Principal Stockholders."

      The following is a summary of the principal features of the Restricted Stock Plan. The summary is qualified in its entirety by reference to the terms of the Restricted Stock Plan, the complete text of which is attached as Exhibit B to this Proxy Statement.

      Under the Restricted Stock Plan, directors, executive officers, and other key employees of the Company would be eligible to receive restricted stock awards. Other individuals eligible to participate in the Restricted Stock Plan may join the Company in the future. Directors, executive officers and key employees of the Company may be deemed to have an interest in the Restricted Stock Plan because they may receive restricted stock awards under the Restricted Stock Plan.

      The Restricted Stock Plan would be administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), the Board or such other committee as the Board of Directors may designate.

      The Compensation Committee would make determinations, subject to the terms of the Restricted Stock Plan, as to the persons to receive restricted stock awards, the amount of restricted stock to be granted to each person, the terms of each grant and all other determinations necessary or advisable for administration of the Restricted Stock Plan. The Compensation Committee may amend the terms of restricted stock awards granted under the Restricted Stock Plan from time to time in a manner consistent with the Restricted Stock Plan; provided, that no amendment may be effective relating to a particular restricted stock award without the consent of the relevant participant, except to the extent the amendment operates solely to the benefit of the participant. The Compensation Committee would have full authority and discretion to interpret the Restricted Stock Plan.

      The Board of Directors may terminate the Restricted Stock Plan at any time and may from time to time amend the Restricted Stock Plan as it deems proper and in the best interests of the Company, provided that no such amendment may impair any outstanding restricted stock award without the consent of the participant, except according to the terms of the restricted stock award. Unless earlier terminated by the Board of Directors, the Restricted Stock Plan would terminate on December 31, 2010.

      The Compensation Committee may provide that upon the occurrence of a "change in control" of the Company (as defined in the Restricted Stock Plan), any or all restricted stock awards would become fully vested immediately, nonforfeitable or otherwise no longer subject to any restriction.

      The Restricted Stock Plan would allow the Compensation Committee to award restricted stock, subject to such terms and conditions that the Compensation Committee from time to time determined. The Compensation Committee would set forth the terms of individual awards of restricted stock in restricted stock agreements. Restricted stock granted by the Compensation Committee would vest in accordance with restricted stock agreements. Unless the Compensation Committee provides otherwise in a restricted stock agreement, upon the latter to occur of the termination of employment or directorship of a participant during the restricted period set by the Compensation Committee for any reason other than death or disability, the participant's restricted stock would be subject to repurchase by the Company at a purchase price of $.01 per share. If the participant's directorship or employment terminates during the restricted period by reason of death or disability the restrictions on the participant's shares would terminate automatically and the restricted stock would vest as of the date of termination.

      A recipient of restricted stock would not be allowed to sell, exchange, transfer, pledge, assign or otherwise dispose of the stock other than to the Company or by will or the laws of descent and distribution. In addition, the Compensation Committee could impose other restrictions on shares of restricted stock. Holders of restricted stock would enjoy all other rights of a shareholder with respect to restricted stock, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to shares of common stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares would be subject to the same terms, conditions and restrictions that are applicable to the restricted stock for which the shares are received.

                         FEDERAL INCOME TAX CONSEQUENCES

      Generally, a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income on the value of restricted stock at the time the restricted stock vests (when the restrictions lapse). At the time the participant recognizes compensation income, the Company would be entitled to a corresponding deduction for federal income tax purposes. If restricted stock is forfeited by a participant, the participant would not recognize income and the Company would not receive a deduction. Before the lapse of restrictions, dividends paid on restricted stock would be reported as compensation income to the participant and the Company would receive a corresponding deduction.

      A participant could, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

                                 PROPOSAL NO. 4
                     RATIFICATION OF APPOINTMENT OF AUDITORS

      The Company's financial statements for the past several fiscal years were audited by Arthur Andersen LLP, independent public accountants. On January 23, 2001, the Board of Directors reappointed Arthur Andersen LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending September 30, 2001.

      Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      See "Employment Contracts" section of this proxy statement for a description of certain loans Globix had made to Marc H. Bell.

      A company owned by a family member of Harshad Shah, a director of Globix since April 4, 2000, holds a promissory note from Globix in the amount of $2.6 million, carrying an interest rate of 7% that arose from Globix's acquisition of 139 Centre Street. Interest payments totaled approximately $45,000 and $181,000 in Fiscal 1999 and 2000, respectively.

      See "Liquidity and Capital Resources" section of the Management Discussion and Analysis section of Globix's September 30, 2000 Annual Report on Form 10-K for a description of certain fees paid to Hicks, Muse, Tate & Furst Incorporated.

      The Company retains Sid Paterson Advertising, Inc., an entity controlled by Mr. Sid Paterson, a director of the Company, as its agent to place Company advertisements in various print publications. Amounts paid to Sid Paterson Advertising, Inc. for the year ended September 30, 2000 were approximately $0.1 million and for the year ended September 30, 1999 were approximately $1.5 million. A substantial portion of these amounts constitute the pass-through of amounts payable by the Company to the publications for printing the advertisements. All transactions between the Company and Sid Paterson Advertising Inc. are on terms that are no less favorable to the Company than those available in comparable transactions in arm's length dealings with unrelated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock ("10% Stockholders"), to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on a Form 4 or Form 5. Such executive officers and 10% Stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. One such regulation requires disclosure by the Registrant of filings which, under the SEC's rules, are not deemed to be timely. During its review with respect to fiscal 2000, Globix determined that certain directors (Messrs. Fox, Paterson, Dr. Videbeck, Lord St. John and former director Mr. Shiraishi), each with respect to one report regarding one transaction did not file all such reports on a timely basis.

                                  OTHER MATTERS

      The Board of Directors does not know of any matters other than those described above to be presented to the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

                              SHAREHOLDER PROPOSALS

      Proposals by any shareholders intended to be presented at the year 2002 Annual Meeting of Shareholders must be received by the Company for inclusion in proxy material relating to such meeting not later than October 5, 2001.

                                    EXPENSES

      All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone and telegraph. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements.

                                   UNDERTAKING

      The Company undertakes to provide without charge to each person solicited by this proxy statement a copy of the Company's Annual Report on Form 10-K including the financial statements and financial statement schedules required to be filed with the Securities and Exchange Commission for the Company's most recent fiscal year. The request made in writing shall be addressed to Marc H. Bell, Globix Corporation, 139 Centre Street, New York, New York 10013.

                                        By Order of the Board of Directors,


                                        /s/ Marc H. Bell

                                        Marc H. Bell
                                        Chairman of the Board

                                                                      Appendix A

                               GLOBIX CORPORATION

                    Audit Committee of the Board of Directors

                                     CHARTER

                           --------------------------

I.    PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee should encourage continuous improvement of and foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

1. Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

2. Review and appraise the audit efforts of the Corporation's independent accountants.

3. Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director is precluded from Committee membership if, among other things, he or she has:

      o been employed by the Corporation or its affiliates in the current or past three years;

      o accepted any compensation from the Corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

      o an immediate family member who is, or has been in the past three years, employed by the Corporation or its affiliates as an executive officer; o been a partner, controlling shareholder or an executive officer of any for-profit business to which the Corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

      o been employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

      The members of the Committee shall be elected by the Board at the annual meeting of the Board to serve until the next annual meeting of the Board or until their successors shall be duly elected and qualified. Unless a

Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

1. The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Section IV.3 below.

2. A majority of the entire Committee membership shall constitute a quorum for the transaction of business and the vote of a majority of the Committee members present at the taking of the vote, if a quorum is then present, shall be the act of the Committee. Committee members may neither be present nor vote by proxy.

3. Any action by the Committee may be taken without a meeting if all Committee members consent in writing to the adoption of a resolution authorizing the action. The resolution and consent shall be filed with the Committee minutes.

4. Any one or more Committee members may participate in a Committee meeting by means of a conference telephone or similar communications equipment allowing all persons participating to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

IV.   RESPONSIBILITIES

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and assess the adequacy of this Charter periodically, at least annually, and update it as conditions dictate. Ensure that eligibility to serve on this Committee remains consistent with any rulemaking promulgated by the Securities and Exchange Commission or Nasdaq, as appropriate.

2. Review the Corporation's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any audit or review opinion, certification or report rendered by the independent accountants.

3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4. Recommend to the Board of Directors the appointment of the independent accountants, considering independence and effectiveness.

5. Review the performance of the independent accountants and approve any proposed reappointment or discharge of the independent accountants when circumstances warrant.

6. Review types of services rendered to the Corporation by the independent accountants and approve the fees and other compensation to be paid to the independent accountants.

7. On an annual basis, the Committee should review and discuss with the independent accountants the scope of the annual audit and quarterly reviews and all significant relationships the independent accountants have with the Corporation to ensure their independence. The Committee is responsible for assuring the accountants' independence. 8. Periodically consult with the independent accountants out of the presence of management about internal controls and the adequacy and accuracy of the Corporation's financial statements and disclosures.

Financial Reporting Process

9. In consultation with the independent accountants, review the integrity of the Corporation's financial reporting process, both internal and external.

10. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied to its financial reporting.

11. Consider and approve, if appropriate, major changes to the Corporation's accounting principles and practice as suggested by the independent accountants or management.

Process Improvement

12. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

13. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

16. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to disseminate and enforce this Ethical Code.

17. Review managements' monitoring of the Corporation's compliance with the Ethical Code, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

18. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

19. Review with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

Other

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or Board deems necessary or appropriate.

                                                                       EXHIBIT A
                               GLOBIX CORPORATION
                             2001 STOCK OPTION PLAN

      1.Purpose of Plan. This 2001 Stock Option Plan (the "Plan") is designed to assist Globix Corporation (the "Company") in attracting and retaining the services of employees, directors and such consultants as may be designated and to provide them with an incentive and inducement to contribute fully to the further growth and development of the business of the Company and its subsidiaries.

      2.Legal Compliance. It is the intent of the Plan that all options granted under it shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, ISOs shall be granted only to employees of the Company. An option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the option. All options that are not so identified as ISOs are intended to be NQOs. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

      3.Definitions. In addition to other definitions contained elsewhere in the Plan, as used in the Plan the following terms have the following meanings unless the context requires a different meaning:

            "Board" means the Board of Directors of the Company.

            "Code" means the Internal Revenue Code of 1986, as the same may from time to time be amended.

            "Committee" means the committee referred to in Section 5 hereof.

            "Common Stock" means the Common Stock of the Company, par value $.0l per share.

            "Designated Beneficiary" means the person designated by an optionee to be entitled on his death to any remaining rights arising out of an option, such designation to be made in accordance with such regulations as the Committee or Board may establish.

            "Fair Market Value" means the closing price on the over-the-counter market on the last day on which the Company's shares of Common Stock were traded immediately preceding the date an option is granted pursuant to the Plan, as reported by Nasdaq, or Nasdaq's successor, or if not reported on Nasdaq, the fair market value of such Common Stock as determined by the Committee or the Board in good faith and based on all relevant factors.

            "Stock Options" means any stock options granted to an optionee under the Plan.

            "Stock Option Agreement" means a stock option agreement entered into pursuant to the Plan.

      4. Stock Options: Stock Subject to Plan.

      The stock to be issued upon exercise of Stock Options granted under the Plan shall consist of authorized but unissued or treasury shares of Common Stock, as determined from time to time by the Board. The maximum number of shares for which Stock Options may be granted under the Plan is 2,000,000 shares, subject to adjustment as provided in Section 9 of the Plan. If any Stock Option granted under the Plan should expire or terminate for any reason whatsoever without having been exercised in full, the unpurchased shares shall become available for new option grants.

      5. Administration.

      (a) The Plan shall be administered by a Compensation Committee or, if such Committee is not appointed, then it shall be administered by the Board. Options may be granted by the Board or the Committee. For purposes of the Plan, the Board or its appointed Committee shall be referred to as the "Committee." The Committee, if any, shall be appointed by the Board and shall consist of not less than two members. The Board shall establish the number of members to serve on the Committee, shall fill all vacancies or create new openings on the Committee, and may remove any member of the Committee at any time with or without cause. The Committee shall select its own chairman and shall adopt, alter or repeal such rules and procedures as it may deem proper and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and of actions taken by it without a meeting. A majority of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

      (b) Unless otherwise determined by the Board, the Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to:

      (i) prescribe, amend and rescind rules and regulations relating to the Plan;

      (ii) interpret the Plan and the respective Stock Options; and

      (iii) make all other determinations necessary or advisable for administering the Plan. All determinations and interpretations by the Committee or the Board shall be binding and conclusive upon all parties. No member of the Committee or the Board shall be liable for any action or determination made in good faith in respect of the Plan or any Stock Option granted under it.

      (c) The provisions of this Section 5 shall survive any termination of the Plan.

      6. Grants of Options.

      (a) Officers, directors and other key employees of the Company or any subsidiary and consultants shall be eligible to be selected by the Committee to receive stock option grants.

      (b) Subject to the provisions of the Plan, the Committee shall determine and designate the persons to whom grants will be made, the number of Stock Options to be granted and the terms and conditions of each grant.

      (c) Unless otherwise determined by the Committee, Stock Options granted hereunder to directors shall be in lieu of grants under any predecessor stock option plan of the Company.

      7. Terms and Exercise of Stock Option.

      (a) Unless otherwise determined by the Committee each Stock Option shall terminate no later than ten years (or such shorter term as may be fixed by the Committee) after the date on which it shall have been granted. The date of termination pursuant to this paragraph is referred to hereinafter as the "termination date" of the option.

      (b) Stock Options shall be exercisable at such time or times and in such installments, if any, as the Committee or Board may determine. In the event any option is exercisable in installments, any shares which may be purchased during any year or other period which are not purchased during such year or other period may be purchased at any time or from time to time during any subsequent year or period during the term of the option unless otherwise provided in the Stock Option Agreement.

      (c) A Stock Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the number of shares as to which the Stock Option is being exercised and shall be accompanied by payment in full of the purchase price for such shares; provided, however, that an optionee at his or her discretion may, in lieu of cash payment, to the Company, (i) deliver Common Stock already owed by him or her, valued at fair market value on the date of delivery, as payment for the exercise of any Stock Option provided such shares have been owned by optionee for at least six months prior to exercise or were not acquired, directly or indirectly, from the Company, or (ii) instruct a broker to notify the Company of optionee's exercise and sell stock to cover the exercise price and tax withholding. In the event a Stock Option is being exercised, in whole or in part pursuant to Section 8(c) hereof by any person other than the optionee, a notice of election shall be accompanied by proof satisfactory to the Company of the rights of such person to exercise said Stock Option. An optionee shall not, by virtue of the granting of a Stock Option, be entitled to any rights of a shareholder in the Company and such optionee shall not be considered a record holder of shares purchased by him or her until the date on which he or she shall actually be recorded as the holder of such shares upon the stock records of the Company. The Company shall not be required to issue any fractional shares upon exercise of any Stock Option and shall not be required to pay to the person exercising the Stock Option the cash equivalent of any fractional share interest unless so determined by the Committee.

      (d) In the event an optionee elects to deliver Common Stock already owned by such optionee or to request that Common Stock be withheld in accordance with subsection (c) above, upon exercise of a Stock Option granted hereunder, the Company shall be entitled to require as a condition thereto that the optionee remit an amount which the Company deems sufficient to satisfy all Federal, state and other governmental withholding tax requirements related thereto. The Company shall have the right, in lieu of or in addition to the foregoing to withhold such sums from compensation otherwise due to the optionee.

      8. Other Stock Option Conditions.

      (a) Except as expressly permitted by the Board, no Stock Option shall be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of the optionee the Stock Option shall be exercisable only by such optionee, by his or her legal representative or by a transferee permitted under the terms of the grant of the Stock Option. Notwithstanding the foregoing, any Director (who does not beneficially own more than 5% of the Company's stock) may transfer Stock Options, provided that (i) any such transfer shall be limited to such director's spouse, siblings, or direct lineal ancestors or descendants or to limited partnerships, trusts, closely held corporations for the benefit of such family members (the "Permitted Transferees"), (ii) that the Company shall have been provided written notice of any such transfer, and (iii) any such Permitted Transferee shall agree to be bound by the terms of the grant of the Stock Option.

    (b) Unless otherwise determined by the Committee, in the event of the termination of an optionee's employment by the Company at any time for any reason (excluding disability or death), the portion of his or her Stock Option which is exercisable at the date of termination of employment and all rights thereunder shall terminate on the date of termination of the optionee's relationship with the Company, except that the optionee shall have the right to exercise his or her Stock Option (to the extent that the optionee was entitled to exercise it as of the date of termination), within 15 days of the date of termination, but in no event later than the termination date of his or her Stock Option; provided, however, if the optionee is terminated for cause, the Stock Option shall terminate on the date of termination of employment. The Option Committee or the Board, may determine, in their sole discretion, whether the date of termination will be based on the last day the optionee performed services for the Company rather than the date of termination. Notwithstanding the foregoing, unless otherwise determined by the Committee, in the event an optionee is permanently and totally disabled (within the meaning of section 105(d)(4), or any successor section, of the Code), the portion of his or her Stock Option which is exercisable at the date of disability and all rights thereunder shall be exercisable by the optionee (or his or her legal representative) at any time within six (6) months of termination of employment -- but in no event later than the termination date of his Stock Option.

      (c) Unless otherwise determined by the Committee, if an optionee shall die while in the employ of the Company, the portion of his or her Stock Option which is exercisable at the date of death may be exercised by his or her designated beneficiary or beneficiaries (or if none have been effectively designated, by his or her executor, administrator or the person to whom his or her rights under his or her Stock Option shall pass by will or by the laws of descent and distribution) at any time within six (6) months after the date of death, but not later than the termination date of his or her Stock Option.

      (d) Nothing in the Plan or in any option granted pursuant hereto shall confer on an employee any right to continue in the employ of the Company or prevent or interfere in any way with the right of the Company to terminate his employment at any time, with or without cause.

      (e) Each Stock Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement duly executed by the Company and the optionee, in such form and containing such provisions as the Committee may from time to time authorize or approve.

      9. Adjustments. The Stock Option Agreements shall contain such provisions as the Committee shall determine to be appropriate for the adjustment of the kind and number of shares subject to each outstanding Stock Option, or the Stock Option prices, or both, in the event of any changes in the outstanding Common Stock of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations or exchanges of shares, or the like. In the event of any such change or changes in the outstanding Common Stock, and as often as the same shall occur, the kind and aggregate number of shares available under the Plan may be appropriately adjusted by the Committee or the Board, whose determination shall be binding and conclusive.

      10. Amendment and Termination.

    (a) Unless the Plan shall have been otherwise terminated as provided herein, it shall terminate on, and no option shall be granted thereunder, after December 31, 2010. The Board may at any time prior to that date alter, suspend or terminate the Plan as it may deem advisable, except that it may not without further shareholder approval (i) increase the maximum number of shares subject to the Plan (except for changes pursuant to Section 9); (ii) permit the grant of options to anyone other than the officers, directors, and consultants; (iii) change the manner of determining the minimum stock exercise prices (except for changes pursuant to Section 9); or (iv) extend the period during which Stock Options may be granted or exercised. Except as otherwise hereinafter provided, no alteration, suspension or termination of the Plan may, without the consent of the optionee to whom any Stock Option shall have theretofore been granted

(or the person or persons entitled to exercise such Stock Option under Section 8(c) of the Plan), terminate such optionee's Stock Option or adversely affect such optionee's rights thereunder.

      (b) Anything herein to the contrary notwithstanding, in the event that the Board shall at any time declare it advisable to do so in connection with any proposed sale or conveyance of all or substantially all of the property and assets of the Company or of any proposed consolidation or merger of the Company (each of the foregoing a "Change of Control Event"), the Company may (i) accelerate the vesting schedule in such manner as the Company may decide in its sole discretion, and/or (ii) give written notice to the holder of any Stock Option that the portion of his or her Stock Option which is exercisable on the date of the notice may be exercised only within thirty (30) days after the date of such notice but not thereafter, and all rights under said Stock Option which shall not have been so exercised shall terminate at the expiration of such thirty (30) days, provided that the proposed sale, conveyance, consolidation or merger to which such notice shall relate shall be consummated within six (6) months after the date of such notice. If such Change of Control Event shall not be consummated within said time period, no unexercised rights under any Stock Option shall be affected by such notice except that such Stock Option may not be exercised between the date of expiration of such thirty (30) days and the date of the expiration of such six-month period. Alternatively, outstanding Stock Options under the Plan may be assumed or converted to similar options in any surviving or acquiring entity, but, if the surviving or acquiring entity shall refuse to assume, or convert, said Stock Options, they shall be terminated if not exercised according to the requirements set forth above.

      11. Option Exercise Price. The price per share to be paid by the optionee at the time an ISO is exercised shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the optioned Common Stock on the date immediately preceding the date on which the Stock Option is granted. No ISO may be granted under the Plan to any person who, at the time of such grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the exercise price of such ISO is at least equal to one hundred and ten percent (110%) of Fair Market Value. The price per share to be paid by the optionee at the time an NQO is exercised shall not be less than eighty-five percent (85%) of the Fair Market Value on the date immediately preceding the date on which the NQO is granted, as determined by the Committee.

      12. Ceiling of ISO Grants. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an optionee's ISOs, together with incentive stock options granted under any other plan of the Company are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. If an optionee holds such incentive stock options that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a fair market value at the date of grant in excess of $100,000, then the most recently granted of such ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of such limit, shall be deemed to be NQOs.

      13. Indemnification. Any member of the Committee or the Board who is made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person is or was a member of the Committee or the Board insofar as it relates to the Plan shall be indemnified by the Company, and the Company may advance such person's related expenses, to the full extent permitted by law and/or the Certificate of Incorporation or By-laws of the Company.

      14. Effective Date of the Plan; Termination of the Plan and Stock Options. The Plan shall become effective on the date of adoption by the Board, provided, however, that the Plan shall be subject to approval by the affirmative vote of the holders of the majority of Common Stock of the Company on or before December 31, 2001.

      15. Expenses. Except as otherwise provided herein for the payment of Federal, State and other governmental taxes, the Company shall pay all fees and expenses incurred in connection with the Plan and the issuance of the stock hereunder.

      16. Government Regulations, Registrations and Listing of Stock.

      (a) The Plan, and the grant and exercise of Stock Options thereunder, and the Company's obligation to sell and deliver stock under such Stock Options shall be subject to all applicable Federal and State laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of the Company, be necessary or appropriate.

      (b) The Company may in its discretion require whether or not a registration statement under the Securities Act of 1933 and the applicable rules and regulations thereunder (collectively the "Act") is then in effect with respect to shares issuable upon exercise of any stock option or the offer and sale of such shares is exempt from the registration provisions of such Act, that as a condition precedent to the exercise of any Stock Option the person exercising the Stock Option give to the Company a written representation and undertaking satisfactory in form and substance to the Company that such person is acquiring the shares for his or her own account for investment and not with a view to the distribution or resale thereof and otherwise establish to the Company's satisfaction that the offer or sale of the shares issuable upon exercise of the Stock Option will not constitute or result in any breach or violation of the Act or any similar act or statute or law or regulation in the event that a Registration statement under the Act is not then effective with respect to the Common Shares issued upon the exercise of such stock option; the company may place upon any stock certificate appropriate legends referring to the restrictions on disposition under the Act

      (c) In the event the class of shares issuable upon the exercise of any Stock Option is listed on any national securities exchange or NASDAQ, the Company shall not be required to issue or achieve any certificate for shares upon the exercise of any Stock Option, or to the listing of the shares so issuable on such national securities exchange or NASDAQ and prior to the registration of the same under the Securities Exchange Act of 1934 or any similar act or statute.

                                                                       EXHIBIT B

                               GLOBIX CORPORATION
                           2001 RESTRICTED STOCK PLAN

                                    SECTION 1
                     Establishment of Plan; Purpose of Plan

      1.1 Establishment of Plan. The Company hereby establishes the 2001 Restricted Stock Plan (the "Plan") for its directors, corporate and subsidiary executive officers and key employees. The Plan permits the award of Restricted Stock.

      1.2 Purpose of Plan. The purpose of the Plan is to provide directors, executive officers and key employees of the Company and its Subsidiaries with an increased incentive to make significant contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, executive officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to attract and retain directors, executive officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.

                                    SECTION 2
                                   Definitions

      The following words have the following meanings unless a different meaning is plainly required by the context:

      2.1 "Act" means the Securities Exchange Act of 1934, as amended.

      2.2 "Board" means the Board of Directors of the Company.

      2.3 Unless otherwise defined in the grant or agreement applicable to a Restricted Stock Award, "Change in Control" shall have the meaning given to it in the Indenture dated as of February 8, 2000 between the Company and HSBC Bank USA governing the Company's 12.50% Senior Notes due 2010.

      2.4 "Code" means the Internal Revenue Code of 1986, as amended.

      2.5 "Committee" means the Compensation Committee of the Board, the Board or such other committee, as the Board shall designate to administer the Plan.

      2.6 "Common Stock" means the Common Stock of the Company, $0.01 par value.

      2.7 "Company" means Globix Corporation, a Delaware corporation, and its successors and assigns.

      2.8 "Participant" means a director, executive officer or key employee of the Company or its Subsidiaries who has been granted a Restricted Stock Award under the Plan.

      2.9 "Person" has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.

      2.10 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Restricted Stock Award.

      2.11 "Restricted Stock" means Common Stock awarded to a Participant pursuant to Section 5 of the Plan.

      2.12 "Restricted Stock Award" means the award of Restricted Stock to a Participant pursuant to the Plan.

      2.13 "Subsidiary" means any company or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

                                    SECTION 3
                                 Administration

      3.1 Power and Authority. The Committee shall administer the Plan. Except as limited in this Plan, the Committee shall have full power and authority to interpret the provisions of the Plan and Restricted Stock granted under the Plan, to supervise the administration of the Plan and the Restricted Stock granted under the Plan and to make all other determinations considered necessary or advisable under the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries.

      3.2 Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Restricted Stock Awards as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the authority to: (a) determine whether and when Restricted Stock Awards will be granted, the persons to be granted Restricted Stock Awards, the amount of Restricted Stock Awards to be granted to each person and the terms of the Restricted Stock Awards to be granted; (b) determine and amend vesting schedules, if any; (c) permit delivery or withholding of stock in payment of the exercise price or to satisfy tax withholding obligations; and (d) waive any restrictions or conditions applicable to any Restricted Stock Award. Restricted Stock Awards shall be granted or awarded by the Committee, and Restricted Stock Awards may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.

      3.3 Indemnification of Committee Members. Neither any member nor former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

                                    SECTION 4
                           Shares Subject to the Plan

      4.1 Number of Shares. Subject to adjustment as provided in Section 4.2 of the Plan, a maximum of 3,063,490 shares of Common Stock shall be available for Restricted Stock Awards under the Plan. Such shares may be authorized but unissued shares or treasury shares.

      4.2 Adjustments. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available under the Plan, together with award limits and other appropriate terms of the Plan, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Restricted Stock Award, with an appropriate cash adjustment for the value of any Restricted Stock Awards eliminated. If a Restricted Stock Award is canceled, surrendered, modified, expires or is terminated during the term of the Plan but before the exercise or vesting of the Restricted Stock Award in full, the shares subject to but not purchased or retained by the Participant under such Restricted Stock Award shall be available for other Restricted Stock Awards. If shares subject to and otherwise deliverable upon the exercise of a Restricted Stock Award are surrendered to the Company in connection with the exercise or vesting of a Restricted Stock Award, the surrendered shares subject to the Restricted Stock Award shall be available for other Restricted Stock Awards.

                                    SECTION 5
                                Restricted Stock

      5.1 Grant. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. Restricted Stock shall be awarded on the condition that the Participant remains in the employ of the Company or one of its Subsidiaries during the Restricted Period. Such condition shall have no effect on the right of the Company or any Subsidiary to terminate the Participant's employment at any time. No payment is required from a Participant for an award of Restricted Stock.

      5.2 Restricted Stock Agreements. Each award of Restricted Stock shall be evidenced by a Restricted Stock agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines.

      5.3 Termination of Employment or Directorship.

      (a) General. If at any time a Participant is not an employee of the Company or one of it subsidiaries and is not a director of the Company or one of its subsidiaries, then any shares of Restricted Stock still subject to restrictions on the date of such termination shall at the Company's option be subject to repurchase by the Company at a purchase price of $.01 per share, upon written notice by the Company to the Participant within thirty days of the date of such termination.

      (b) Death or Disability. If the events specified in section 5.3(a) shall occur by reason of total and permanent disability (within the meaning of section 105(d)(4) or any successor section, of the Code) or death, the restrictions applicable to the shares of Restricted Stock including the Company's repurchase rights shall automatically terminate as of the date of such disability or death.

      5.4 Restrictions on Transferability. Shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the Restricted Period other than to the Company pursuant to subsection 5.3(a) or by will or the laws of descent and distribution.

      5.5 Rights as a Shareholder. During the Restricted Period, a Participant shall have all rights of a shareholder with respect to his Restricted Stock, including (a) the right to vote any shares at shareholders' meetings; (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

      5.6 Legending of Restricted Stock. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

      "THE SALE OR OTHER TRANSFER OF THESE SHARES IS SUBJECT TO AN AGREEMENT, DATED AS OF ____ BETWEEN THE OWNER HEREOF AND THE CORPORATION WHICH (X) RESTRICTS THE OWNER'S RIGHT TO SELL OR OTHERWISE TRANSFER THE SHARES REPRESENTED BY THIS CERTIFICATE AND (Y) IMPOSES CERTAIN PURCHASE AND SALE RIGHTS AND OBLIGATIONS REGARDING THESE SHARES ON SUCH PARTIES."

            In addition the Company may affix an appropriate legend with respect to federal securities laws.

      5.7 Resale. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.

                                    SECTION 6
                                Change in Control

      Without in any way limiting the Committee's discretion, the Committee may include in any Restricted Stock Award provisions for acceleration of any vesting or other similar requirements or for the elimination of any restrictions upon Restricted Stock Awards upon a Change in Control of the Company.

                                    SECTION 7
                               General Provisions

      7.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Restricted Stock Award, and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Restricted Stock Awards. The terms and conditions of the Restricted Stock Awards of the same type and the determination of the Committee to grant a waiver or modification of any Restricted Stock Award and the terms and conditions thereof need not be the same with respect to each Participant.

      7.2 Withholding. The Company or a Subsidiary shall be entitled to (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to a Restricted Stock Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, a Restricted Stock Award; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to a Restricted Stock Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock.

      7.3 Compliance with Laws; Listing and Registration of Shares. All Restricted Stock granted under the Plan shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Restricted Stock Award or the issue or purchase of shares thereunder, such Restricted Stock Award may not be exercised in whole or in part, or the restrictions on such Restricted Stock Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      7.4 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

      7.5 No Right to Employment. The grant of a Restricted Stock Award shall not be construed as giving a Participant the right to be retained in the employ or directorship of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

      7.6 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                    SECTION 8
                     Effective Date and Duration of the Plan

      This Plan shall take effect December 27, 2000, which is the day of approval by the Board of Directors, provided, that any Restricted Stock Awards granted prior to shareholder approval shall be subject to approval of the Plan by the Company's shareholders at a regular or special meeting. Unless earlier terminated by the Board of Directors, no Restricted Stock Award shall be granted under this Plan after December 31, 2010.

                                    SECTION 9
                            Termination and Amendment

      The Board may terminate the Plan at any time, or may from time to time amend the Plan, provided that no such amendment may impair any outstanding Restricted Stock Award without the consent of the Participant, except according to the terms of the Restricted Stock Award. No termination, amendment or modification of the Plan shall become effective with respect to any Restricted Stock Award previously granted under the Plan without the prior written consent of the Participant holding such Restricted Stock Award unless such amendment or modification operates solely to the benefit of the Participant.

                 [LOGO] GLOBIX(TM) The Global Internet Exchange

                               Globix Corporation
                               139 Centre Street
                         New York, New York 10013-4408
                              Phone: 212 334-8500
                                 www.Globix.com

                               GLOBIX CORPORATION

                                      PROXY

Annual Meeting of Shareholders - Thursday, April 26, 2001.

      The undersigned shareholder of Globix Corporation (the "Company") hereby appoints Marc H. Bell the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated herein, all the common shares of the Company standing in the name of the undersigned at the close of business on March 15, 2001 at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 139 Centre Street, New York, New York 10013 at 9:00 a.m., local time, on Thursday, April 26, 2001, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

(Please fill in the reverse side and return promptly in the enclosed envelope.)

PLEASE MARK BOXES |_| OR |X| IN BLUE OR BLACK INK.

1.  Election of Directors.

FOR all nominees  |_|
WITHHOLD authority only for those nominees whose name(s) I have written below |_|
WITHHOLD authority for ALL nominees |_|

Nominees for Director are: Marc H. Bell, Robert B. Bell, Martin Fox, Jack D. Furst, Michael J. Levitt, Sid Paterson, Lord St. John, Harshad Shah and Dr. Richard Videbeck.

2.    Proposal to approve the Company's 2001 Stock Option Plan.

      For  |_|   Against  |_|  Abstain  |_|

3.    Proposal to ratify the Company's 2001 Restricted Stock Plan.

      For  |_|   Against  |_|  Abstain  |_|

4. Proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending September 30, 2001.

      For  |_|   Against  |_|  Abstain  |_|

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

      SIGNATURE(S) should be exactly as name or names appear on this [Sign, Date and Return proxy. If stock is held jointly, the Proxy Card Promptly each holder should sign. If Using the Enclosed signing is by attorney, executor, Envelope.] administrator, trustee or guardian, please give full title.

                              Dated             , 2001

                              Signature

                              Print Name

                              Signature

                              Print Name